FORM 8-A/A

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

TROVER SOLUTIONS, INC.

Delaware (State or incorporation or organization)	61-1141758 (IRS Employer Identification Number)

1600 Watterson Tower, Louisville, Kentucky (Address of principal executive offices)	40218 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

None.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☑

Securities Act registration statement file number to which this form relates: N/A

Securities to be registered pursuant to Section 12(g) of the Act:

Preferred Stock Purchase Rights
(Title of Class)

SIGNATURES
EXHIBIT INDEX
EX-4.2 FIRST AMENDMENT TO RIGHTS AGREEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

      On February 12, 1999, Trover Solutions, Inc., a Delaware corporation (the “Company”), and National City Bank (the “Rights Agent”) executed a Rights Agreement (the “Rights Agreement”). A general description of the principal terms of the Rights Agreement can be found in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 12, 1999, with a copy of the Rights Agreement attached as Exhibit 4.1 thereto, and is incorporated by reference herein.

      On February 19, 2004, the Company and the Rights Agent executed a First Amendment to Rights Agreement, which renders the Rights (as defined in the Rights Agreement) inapplicable to the transactions contemplated by the Agreement and Plan of Merger dated as of February 19, 2004, by and among TSI Holding Co., Inc., a Delaware corporation, TSI Acquisition Co., Inc., a Delaware corporation, and the Company. Section 27 of the Rights Agreement provides that prior to the Distribution Date (as defined in the Rights Agreement), the Company may supplement or amend the Rights Agreement without the approval of any holders of the Rights.

Item 2.	Exhibits.

3.1	Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2002).

3.2	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 of Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2000).

4.1	Rights Agreement dated as of February 12, 1999, between the Registrant and National City Bank, as Rights Agent, which includes as Exhibit A the Form of Certificate of Designations of the Preferred Stock, as Exhibit B the Form of Right Certificate and as Exhibit C the Summary of Rights to Purchase Preferred Stock (incorporated by reference to Exhibit 4.1 of the Registrant’s Current Report on Form 8-K dated February 12, 1999).

4.2	First Amendment to Rights Agreement, dated as of February 19, 2004, between the Registrant and National City Bank, as Rights Agent.

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SIGNATURES

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: February 20, 2004

TROVER SOLUTIONS, INC.

By: Name: Title:	/s/ Patrick B. McGinnis Patrick B. McGinnis Chairman of the Board and Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Description
3.1	Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2002).

3.2	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 of Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2000).

4.1	Rights Agreement dated as of February 12, 1999, between the Registrant and National City Bank, as Rights Agent, which includes as Exhibit A the Form of Certificate of Designations of the Preferred Stock, as Exhibit B the Form of Right Certificate and as Exhibit C the Summary of Rights to Purchase Preferred Stock (incorporated by reference to Exhibit 4.1 of the Registrant’s Current Report on Form 8-K dated February 12, 1999).

4.2	First Amendment to Rights Agreement, dated as of February 19, 2004, between the Registrant and National City Bank, as Rights Agent.

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